                                                                    Exhibit 10.1
                                                                    ------------










_______________________________________________________________________________



                           SECOND AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                                 BY AND BETWEEN

                          BRESLER FAMILY INVESTORS, LLC
               BURTON J. REINER AND ANITA O. REINER, JOINT TENANTS

               BURTON & ANITA REINER CHARITABLE REMAINDER UNITRUST

                                       AND

                             BRESLER & REINER, INC.


_______________________________________________________________________________

                           SECOND AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                                 BY AND BETWEEN

                          BRESLER FAMILY INVESTORS, LLC
               BURTON J. REINER AND ANITA O. REINER, JOINT TENANTS

               BURTON & ANITA REINER CHARITABLE REMAINDER UNITURST

                                       AND

                             BRESLER & REINER, INC.



                                TABLE OF CONTENTS
                                -----------------


DESCRIPTION                                                               PAGE
-----------                                                               ----

 1.  Definitions                                                           1

 2.  First Right of Offer                                                  3

 3.  Purchase Option of Corporation                                        4

 4.  Purchase Option of Remaining Shareholders                             4

 5.  Purchase Price                                                        4

 6.  Payment of Purchase Price                                             4

 7.  Promissory Note and Guarantee                                         5

 8.  Transfer of Shares to Purchaser                                       6

 9.  Endorsement of Stock                                                  8

10. Covenants of the Corporation                                           8

11. Securities Law Compliance                                              8

12. Stock Splits, Dividends, Etc.                                          9

                           SECOND AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                                 BY AND BETWEEN

                          BRESLER FAMILY INVESTORS, LLC
               BURTON J. REINER AND ANITA O. REINER, JOINT TENANTS

               BURTON & ANITA REINER CHARITABLE REMAINDER UNITRUST

                                       AND

                             BRESLER & REINER, INC.




DESCRIPTION                                                               PAGE
-----------                                                               ----

13. Rights, Obligations and Remedies                                      9

14. Notices, Offers, Acceptances and Rejections                           9

15. Benefit                                                               10

16. Entire Agreement; Amendment, Modification and Termination             10

17. Execution in Counterparts                                             11

18. Governing Law                                                         11

19. Miscellaneous                                                         11

         (a) Indulgences, Etc.

         (b) Provisions Separable

         (c) Paragraph Headings

         (d) Gender, Etc.

         (e) Number of Days

                           SECOND AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT


         SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT made as of this 21st day of February 2003 by and among Bresler Family Investors, LLC ("Bresler") and Burton J. Reiner and Anita O. Reiner, husband and wife as joint tenants ("Reiner"), Burton & Anita Reiner Charitable Remainder Unitrust ("Unitrust") (Bresler, Reiner and Unitrust are hereinafter referred to individually as "Shareholder" and jointly as "Shareholders") and Bresler & Reiner, Inc., a Delaware corporation (hereinafter referred to as "Corporation").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

         WHEREAS, Shareholders are the owners of the majority of the outstanding stock of Corporation; and

         WHEREAS, Shareholders desire to promote their mutual interests and the interests of Corporation by imposing certain restrictions and obligations on themselves, on Corporation and on their shares of stock of Corporation; and

         WHEREAS, Charles S. Bresler ("Charles"), Burton J. Reiner ("Burt") and Corporation entered into a Shareholders Agreement dated the 11th day of August 1988, as amended and restated by a First Amended and Restated Shareholders Agreement dated July 31, 2002, both of which are to be superseded by this Second Amended and Restated Shareholders Agreement.

         NOW, THEREFORE, the parties intending to be legally bound, agree as follows:

         1. Definitions. The following terms as used in this Agreement shall be deemed to have the following definitions:

         1.01   "Act" - The Securities Act of 1933.

         1.02 "Affiliate"- With respect to any Person, (i) any Person that directly or indirectly controls, is controlled by, or is under common control with such Person; (ii) any Person that directly or indirectly controls 10% or more of the outstanding equity securities of such Person or of which such Person is directly or indirectly owner of 10% or more of any class of equity securities; (iii) any Person that is an officer of, director of, partner in, or trustee of, or serves in a similar capacity with respect to, such Person or of which such Person is an officer, director, partner or trustee, or with respect to which such Person serves in a similar capacity; or (iv) any Person that is a member of the immediate family of such Person ("immediate family" as used herein shall mean spouse, mother, father, brother, sister or lineal descendant) or is an entity controlled by a member of or members of such Person's immediate family. For avoidance of doubt, Charles Bresler and Sidney Bresler shall be considered Affiliates of Bresler.

                  1.03 "Board of Directors" - The Board of Directors of Corporation.

                  1.04 "Certificates" - The stock certificates representing Shares.

                  1.05 "Offer" - An offer to sell Shares made in accordance with Paragraph 2 of this Agreement.

                  1.06 "Offering Shareholder" - A Shareholder or his/her or its personal representative who offers to sell his/her or its Shares in accordance with Paragraph 2 of this Agreement.

                  1.07 "Permitted Transferee" - The spouse and issue of Charles or Burt or a trust established for the benefit of such spouse or issue, and a private foundation formed by Charles or Burt which qualifies as charitable organization as defined in Section 501(c)(3) of the Internal Revenue Code of 1986 and a partnership or limited liability company either controlled by Charles or Burt or in which an Affiliate is the beneficial owner of 5% of more of the equity interests.

                  1.07 "Purchase Price" - The purchase price set forth in Paragraph 5 of this Agreement.

                  1.08 "Purchaser" - The Corporation or a Shareholder who purchases Shares pursuant to the terms of this Agreement.

                  1.09 "Rejected Offer" - An offer made in accordance with Paragraph 2 of this Agreement which is rejected by the Corporation and the Remaining Shareholder in accordance with Paragraphs 3 and 4 of this Agreement.

                  1.10 "Remaining Shareholders" - The Shareholders, other than the Offering Shareholder, at the time an offer to sell Shares is made in accordance with Paragraph 2 of this Agreement.

                  1.11 "Seller" - A Shareholder who sells Shares in accordance with the terms of this Agreement.

                  1.12 "Shares" - Shares of outstanding common stock of Corporation.

         2. First Right of Offer.

                  (a) Offer and Notice. A Shareholder or a Permitted Transferee who wishes to sell, give, contribute, assign, transfer, encumber or otherwise in any manner whatsoever dispose of any of the Shares which he/she or it now owns or hereafter at any time shall acquire, may only do so after first offering all such Shares for sale to Corporation and then to the Remaining Shareholders upon the terms and conditions set forth herein. Every such Offer shall be made in writing and shall state (i) the number of the Shares which the Offering Shareholder desires to sell, give, contribute, assign, transfer, encumber or otherwise dispose, (ii) the purchase price for the Shares, (iii) terms of payment, (iv) the amount of deposit required, and (v) the terms of any guaranty in connection with any deferred payments (the "Notice of Offer). A written copy of such Notice of Offer shall be given simultaneously to Corporation and to the Remaining Shareholders.

                  (b) Transfers to Permitted Transferees. The first right of offer set forth in this Section 2 shall not apply to an inter vivos or testamentary gift or other transfer of Shares by a Shareholder to a Permitted Transferee, provided such Permitted Transferee agrees in writing to be bound by the terms of this Agreement to the same extent as the Shareholders are bound hereby, or to any change in control of a Shareholder other than a natural person so long as the controlling person is a Permitted Transferee. In the event that any Permitted Transferee fails to agree in writing to be bound by this Agreement, the proposed transfer shall be null and void absent compliance with the terms of this Agreement as if such person were not a Permitted Transferee. An involuntary seizure of Shares owned by a Shareholder shall be deemed to constitute an offer by such Shareholder to sell his/her/its Shares.

         3. Purchase Option of Corporation. Corporation shall have a period of thirty (30) days after receipt by it of an Offer within which to accept or reject such Offer, provided that the Corporation must, in writing, unconditionally accept all of the Shares so offered, including the purchase price for which the Shares are offered and the terms of such offer, and any attempted conditional or partial acceptance of the Offer shall constitute a rejection. The Offering Shareholder, and any Permitted Transferee of the Offering Shareholder, shall not participate in any way in the making of the decision as the whether Corporation shall accept or reject such Offer. Failure on the part of Corporation to take action within such period shall constitute a rejection of the Offer.

         4. Purchase Option of Remaining Shareholders. Should Corporation reject an Offer, the Remaining Shareholders shall have an additional period of thirty
(30) days within which to accept or reject such Offer; provided that the Remaining Shareholders, individually or collectively, must, in writing, unconditionally accept all of the Shares so offered, including the purchase price for which the Shares are offered and the terms of such offer, and any attempted conditional or partial acceptance of the Offer shall constitute a rejection.. Failure on the part of the Remaining Shareholders to take action within the period specified shall constitute a rejection of the Offer. In the event that more than one of the Remaining Shareholders wish to exercise its or their option and in the aggregate they wish to purchase more Shares than those available under the Offer, they shall do so in proportion to their ownership of Shares.

         5. Sales Following Rejection of Offer. In the event that Corporation or the Remaining Shareholders fail to accept the Offer made by the Offering Shareholder in whole, and then only during the period of one hundred eighty
(180) days following the rejection by the Remaining Shareholders, the Offering Shareholder may sell, give contribute, assign, transfer, encumber or otherwise in any manner whatsoever dispose of the Shares not purchased by Corporation and/or the Remaining Shareholders in accordance with the terms set forth in the Notice of Offer. If the Seller wishes to sell such Shares at a price which is less than that set forth in the Notice of Offer, upon terms less favorable to the Seller than those set forth in the Notice of Offer or more than 180 days after the rejection of the Offer as to such Shares by Corporation and the Remaining Shareholders (the "Revised Offer"), then such Shares must be offered again to Corporation and the Remaining Shareholders on the terms and conditions in the Revised Offer, and in accordance with the procedures and time periods set forth above.

         6. Endorsement of Stock. All Certificates owned by the Shareholders shall have endorsed thereon the following statement:

            "The shares of stock represented by this certificate are held subject to the terms and conditions of a Second Amended and Restated Shareholders Agreement dated as of the 21st day of February, 2003 by and among the Corporation and certain of its Shareholders, which Agreement contains provisions restricting the Shareholder's right to transfer the shares of stock represented by this certificate. A copy of the Agreement is on file at the office of the Corporation."

         All Certificates representing additional Shares of stock of Corporation acquired by any of the Shareholders shall be similarly endorsed.

         7. Covenants of the Corporation. Corporation shall use its best efforts to cause the legend specified in Paragraph 6 hereof to be placed on all Certificates in respect of Shares which are subject to the provisions of this Agreement and shall also institute a stop transfer order with the transfer agent for such Shares. Corporation shall retain a copy of this Agreement and copies of all amendments thereto which it receives on file at the office of Corporation. Corporation shall have no liability as a result of its failure to perform its obligations under this Paragraph 7, unless such failure is willful. In carrying out its obligations hereunder, Corporation shall be entitled to rely conclusively on any notice believed by Corporation to have been signed by the Shareholders or their authorized representatives.

         8. Securities Law Compliance. Corporation shall have no obligation to issue Certificates in connection with any transfer of Shares unless satisfied that there has been compliance with the requirements of the Securities Act of 1933 and applicable state securities laws and all rules and regulations promulgated under the Securities Act of 1933 and such state securities laws.

         9. Stock Splits, Dividends, Etc. Whenever a specific number of Shares or the Purchase Price is to be computed hereunder such number or amount shall be adjusted for subsequent stock splits, stock dividends or other capital adjustments of the Corporation.

         10. Rights, Obligations and Remedies. Shareholders agree that their rights and obligations under, and the remedies to enforce, this Agreement are joint and several and each Shareholder shall be completely free to enforce any or all of the rights or obligations under this Agreement against the other Shareholder with or without the concurrence or joinder of the other Shareholder or Corporation. The Shares are unique, and recognizing that the remedy at law for any breach or threatened breach by a Shareholder of the covenants and agreements set forth in this Agreement would be inadequate and that any such breach or threatened breach would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain, the Shareholders agree that in the event of any breach or threatened breach of nay such covenant or agreement, in addition to any and all other legal and equitable remedies which may be available, any Shareholder may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief without the necessity of proving actual damage by reason of any breach or threatened breach hereof and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit and without notice.

         11. Notices, Offers, Acceptances and Rejections.

                  (a) Notices, etc. Any notice required to be given, or offer, acceptance or rejection made pursuant to the provisions of this Agreement shall be given in writing (including telecopy or similar teletransmission), addressed as follows:

          If to the Corporation:         Bresler & Reiner, Inc.
                                         401 M Street S.W.
                                         Washington, DC 20024
                                         Facsimile:  (202) 488-8084

          With a copy to:                S. Laurence Shaiman
                                         Shaiman, Drucker, Beckman & Sobel, LLP
                                         1845 Walnut Street
                                         Philadelphia, PA 19103

          If to Bresler:                 c/o Bresler Family Investors, L.L.C.
                                         10401 Grovesnor Place
                                         Apartment 1703
                                         Rockville, MD 20852
                                         Facsimile:  (301) 230-2344

          With a copy to:                Lawrence D. Rovin
                                         Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                                         260 S. Broad Street
                                         Philadelphia, PA 19102
                                         Facsimile:  (215) 568-6603

          If to Reiner or the Unitrust:  Burton J. Reiner
                                         7108 Armat Drive
                                         Bethesda, MD 20817
                                         Facsimile:  (301) 469-7419

          With a copy to:                Steven S. Snider
                                         Hale and Dorr LLP
                                         1455 Pennsylvania Ave. N.W.
                                         Washington, D.C. 20004
                                         Facsimile:  (202)-942-8484

Unless otherwise specified herein, such notices or other communication shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three (3) business days after being sent, if sent by registered or certified mail, with first-class postage prepaid., Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

                  (b) Computation of Time. Whenever a period of time is to be computed from the date of receipt of an item of certified mail, such period shall be computed from the fifth (5th) day following the date of mailing if delivery of the certified mail item is refused by the party to who it was directed.

                  (c) Multiple Notices. Whenever a notice, Offer, acceptance or rejection or a copy is required to be sent to more than one person, all such communications should, whenever reasonably possible, be mailed within a single twenty-four (24) hour period.

         11. Benefit. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their personal representatives, heirs, successors and assigns.

         12. Entire Agreement; Amendment, Modification and Termination.

                  (a) Superseded Agreements. The Shareholders Agreement, dated August 11, 1988, by and between Charles S. Bresler, Burton J. Reiner and Corporation and the First Amended and Restated Shareholders Agreement by and between Bresler Family Investors, LLC, Burton J. Reiner and Anita O. Reiner, Joint Tenants, and Burton & Anita Reiner Charitable Remainder Unitrust and Corporation, dated July 31, 2002, are hereby made null and void and are superseded by this Second Amended and Restated Shareholders Agreement. Corporation shall authorize is Transfer Agent to remove all endorsements currently on outstanding Certificates which refer to said August 11, 1998 and July 31, 2002 agreements.

                  (b) Entire Agreement; Amendment, Modification and Termination. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage inconsistent with any of the terms hereof. This Agreement may be amended, modified or terminated at any time or times by the unanimous agreement in writing of Corporation and the Shareholders, provided, however, no such amendment, modification or termination, shall affect the right of any person or entity to receive, or the obligation of any person or entity to pay, on the terms and conditions of this Agreement, the Purchase Price for Shares sold pursuant to this Agreement prior to such amendment, modification or termination, or the right or obligation of any person or entity to sell or purchase Shares, on the terms and conditions of this Agreement, if the offer giving rise to such right or obligation to sell or purchase Shares has in fact been made prior to such amendment, modification or termination.

         13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

         15. Miscellaneous.

                  (a) Indulgences, Etc. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege with respect to any concurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                  (b) Provisions Separable. If any provision or term of this Agreement is held to be illegal, invalid or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision or term there shall be added automatically as part of this Agreement another provision or term as similar to the illegal, invalid or unenforceable provision as may be possible and that is legal, valid and enforceable.

                  (c) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  (d) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (e) Counterparts. This Agreement may be executed in counterparts and when each party has executed a counterpart this Agreement shall be deemed to be in full force and effect and binding upon all parties.

                  (f) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which Federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Bresler & Reiner, Inc.                       Bresler Family Investors, LLC

By: /s/ Sidney  M. Bresler                   By: /s/  Charles S. Bresler
   ----------------------------                 ----------------------------
        Sidney M. Bresler,                            Charles S. Bresler
        Chief Executive Officer                       Manager

Attest:

 /s/  Charles S. Bresler                     /s/ Burton J. Reiner
-------------------------------              -------------------------------
Charles S. Bresler                           Burton J. Reiner, Joint Tenant


 /s/ Burton J. Reiner                        /s/Anita O. Reiner
-------------------------------              -------------------------------
Burton J. Reiner                             Anita O. Reiner, Joint Tenant

                                             Burton & Anita Reiner
                                             Charitable Remainder Unitrust


                                             By: /s/ Burton J. Reiner
                                                ----------------------------